First Amendment to Mirage Resorts, Incorporated
                            Directors' Deferred Fee Plan

               WHEREAS, Mirage Resorts, Incorporated has established a deferred fee plan effective as of February 1, 1997 (the "Deferred Fee Plan");

               WHEREAS, the time available before the Directors were required to make an election with respect to the first Plan Year was too short for all of the Directors to become familiar with the Deferred Fee Plan and make a knowledgeable choice;

               WHEREAS, Mirage Resorts, Incorporated desires to provide another opportunity to elect to defer fees to those Directors who did not make an election to defer Fees on or before the Election Date for the first Plan Year, as defined in the Deferred Fee Plan prior to this amendment;

               WHEREAS, the elections to defer fees made by Directors on or before the Election Date for the first Plan Year, as defined in the Deferred Fee Plan prior to this amendment, are irrevocable and are not to be affected in any manner by this amendment;

               NOW, THEREFORE, it is declared as follows:

               1. AMENDED DEFINITIONS. The following definitions in the Deferred Fee Plan are amended to read as follows:

               "ELECTION DATE" shall mean (i) with respect to the first Plan Year, except as provided in clause (ii) of this definition, February 21, 1997; (ii) with respect the First Plan Year, March 31, 1997, but only for Directors who did not elect to defer fees on or before February 21, 1997; and (iii) with respect to each subsequent Plan Year, December 1 of the immediately preceding Plan Year.

                                   Exhibit (fff)

               "PLAN YEAR" shall mean a calendar year; provided, however, that the first Plan Year shall be a short year beginning, with respect to each Director, on March 1, 1997 (if such Director elected to defer fees on or before February 21, 1997), or on April 1, 1997 (if such Director did not elect to defer Fees on or before February 21, 1997, but did so elect on or before March 31,
          1997), and in each case ending on December 31, 1997.

               2. OTHER CAPITALIZED TERMS. Except as otherwise expressly provided, all capitalized terms used herein shall have the meaning assigned to such terms in the Deferred Fee Plan.

               3. CONFIRMATION. In all other respects, the terms of the Deferred Fee Plan are hereby confirmed and shall remain in full force and effect.

               IN WITNESS WHEREOF, Mirage Resorts, Incorporated has caused this document to be executed by its duly authorized officer as of February 28, 1997.

                                        MIRAGE RESORTS, INCORPORATED


                                             DANIEL R. LEE
                                             ------------------------------
                                        By   Daniel R. Lee
                                        its  Chief Financial Officer

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